As filed with the Securities and Exchange Commission on July 24, 1998
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                  VIDAMED, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                                       77-0314454
---------------------------------           ------------------------------------
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                              46107 Landing Parkway
                            Fremont, California 94538
                    (Address of principal executive offices)


                                 1992 STOCK PLAN
                            1995 DIRECTOR OPTION PLAN
                        1995 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)


                              David J. Illingworth
                                    President
                                  VidaMed, Inc.
                              46107 Landing Parkway
                            Fremont, California 94538
                                 (510) 492-4900
            (Name, address and telephone number of agent for service)


                                   Copies to:
                          Christopher D. Mitchell, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (650) 493-9300

================================================================================

==================================================================================================================================
                                                  CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                      Proposed                Proposed
                  Title of                                            Maximum                  Maximum
                 Securities                          Amount           Offering                Aggregate               Amount of
                    to be                             to be            Price                  Offering              Registration
                 Registered                        Registered        Per Share                  Price                    Fee
1992 Stock Plan
Common Stock, $.001 par value(1)                   2,900,158             $3.91              $11,339,618(2)            $3,346.00

1995 Director Option Plan
Common Stock, $.001 par value(1)                     100,000             $3.91                 $391,000(3)              $116.00

1995 Employee Stock Purchase Plan
Common Stock, $.001 par value(1)                     300,000             $3.32                 $996,000(4)              $294.00
==================================================================================================================================
Total Registration Fee:                                                                                               $3,756.00
----------------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Registration fee estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, as to 2,900,158 shares of Common Stock, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on July 22, 1998 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) Registration fee estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, as to 100,000 shares of Common Stock, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on July 22, 1998.

(4) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on July 22, 1998 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES

         The Registrant previously filed one Registration Statement on Form S-8 with the Securities and Exchange Commission (SEC File No. 33-80619) (the "Previous Form S-8"). This Previous Form S-8 was filed in connection with the 1992 Stock Plan, the 1995 Director Option Plan, the 1995 Employee Stock Purchase Plan and the 1995 Consultant Plan (collectively the "Plans"). This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the Plans. Accordingly, the content of the Previous Form S-8, including periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the SEC are listed below:

         - Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed as of March 31, 1998.

         - Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997, filed as of May 15, 1998.

         - Proxy Statement, filed as of April 23, 1998, in connection with the Annual Meeting of Stockholders held on May 7, 1998.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.


        Exhibit
         Number                        Document
         ------                        --------

         5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered.

        23.1      Consent of Ernst & Young LLP, Independent Auditors.

        23.2 Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1 hereto).

        24.1      Power of Attorney (see page II-3).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on July 23, 1998.

                                VIDAMED, INC.


                                By:  /s/ DAVID J. ILLINGWORTH
                                     -------------------------------------------
                                     David J. Illingworth
                                     President and Chief Executive Officer
                                     (Principal Executive Officer)


                                By:  /s/ RICHARD D. BROUNSTEIN
                                     -------------------------------------------
                                     Richard D. Brounstein
                                     Vice President, Finance and Chief Financial
                                     Officer (Principal Financial and Accounting
                                     Officer)

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Illingworth and Richard D. Brounstein, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       SIGNATURE                           TITLE                       DATE

/s/ DAVID J. ILLINGWORTH          President, Chief Executive       July 23, 1998
-------------------------------   Officer, Director*
   David J. Illingworth


/s/ RICHARD D. BROUNSTEIN         VP Finance, Chief                July 23, 1998
-------------------------------   Financial Officer
   Richard D. Brounstein


/s/ FRANKLIN D. BROWN             Director*                        July 23, 1998
-------------------------------
   Franklin D. Brown


/s/ STUART D. EDWARDS             Director*                        July 23, 1998
-------------------------------
   Stuart D. Edwards


/s/ ROBERT ERRA                   Director*                        July 23, 1998
-------------------------------
   Robert Erra


/s/ WAYNE I. ROE                  Director*                        July 23, 1998
-------------------------------
   Wayne I. Roe


/s/ JOHN V. SCIBELLI, PH.D.       Director*                        July 23, 1998
-------------------------------
   John V. Scibelli

-------------------------------   Director*                        July __, 1998
   Michael H. Spindler


* The employee  benefit  plans being  registered  pursuant to this  Registration
Statement are subject to administration by the Board of Directors of the Registrant. Option grants under the 1995 Director Option Plan, however, are automatic.